UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008

ANGSTROM TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52661
(Commission File Number)

N/A
(IRS Employer Identification No.)

228 Bonis Avenue, #PH3, Scarborough, ON M1T 3W4
(Address of principal executive offices and Zip Code)

416-727-8889
Registrant's telephone number, including area code

Sanford Exploration, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective February 19, 2008, we completed a merger with our subsidiary, Angstrom Technologies Corp. As a result, we have changed our name from “Sanford Exploration, Inc.” to “Angstrom Technologies Corp.”. We have changed the name of our company to better reflect the proposed future direction and business of our company.

In addition, effective February 19, 2008, we effected a two (2) for one (1) stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital has increased from

75,000,000 shares of common stock with a par value of $0.001 to 150,000,000 shares of common stock with a par value of $0.001, and our issued and outstanding share capital has increased from 8,026,000 shares of common stock to 16,052,000 shares of common stock.

Item 7.01      Regulation FD Disclosure

The name change and forward stock split became effective with the Over-the-Counter Bulletin Board at the opening for trading on February 19, 2008 under the new stock symbol “ANGS”. Our new CUSIP number is 03520T 101.

Item 9.01      Financial Statements and Exhibits

3.01	Articles of Merger filed with the Nevada Secretary of State on February 8, 2008, effective February 19, 2008

3.02	Certificate of Change filed with the Nevada Secretary of State on February 8, 2008, effective on February 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGSTROM TECHNOLOGIES INC.

/s/ Alpha Pang

Alpha Pang, President and Director
February 19, 2008